As filed with the Securities and Exchange Commission on July 22, 2002
                                                      Registration No. 333-53110

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             NETSCOUT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                         DELAWARE                                                    04-2837575
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)


                               310 LITTLETON ROAD
                               WESTFORD, MA 01886
                                 (978) 614-4000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                 ANIL K. SINGHAL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             NETSCOUT SYSTEMS, INC.
                               310 LITTLETON ROAD
                               WESTFORD, MA 01886
                                 (978) 614-4000
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                              --------------------

                                    Copy to:
                              MIGUEL J. VEGA, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                                BOSTON, MA 02110
                                 (617) 248-7000


===============================================================================

         The Registrant hereby removes from registration under this Registration Statement (No. 333-53110) 1,056,328 shares of the Registrant's common stock, par value $.001 per share, registered hereunder, that have not been sold or transferred pursuant to this Registration Statement.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, in the Commonwealth of Massachusetts, on this 22nd day of July, 2002.

                           NETSCOUT SYSTEMS, INC.


                           By: /s/ ANIL K. SINGHAL
                               ------------------------------------------------
                               Anil K. Singhal
                               President, Chief Executive Officer and Director (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                           TITLE(S)                                DATE
                  ---------                                           --------                                ----

/s/ ANIL K. SINGHAL                             President, Chief Executive Officer, Treasurer          July 22, 2002
------------------------------------            and Director (Principal Executive Officer)
Anil K. Singhal


/s/ NARENDRA POPAT*                             Chairman of the Board and Secretary                    July 22, 2002
------------------------------------
Narendra Popat


/s/ DAVID P. SOMMERS*                           Senior Vice President, General Operations and          July 22, 2002
------------------------------------            Chief Financial Officer (Principal Financial
David P. Sommers                                Officer)


/s/ LISA A. FIORENTINO                          Vice President, Finance and Administration and         July 22, 2002
------------------------------------            Chief Accounting Officer (Principal
Lisa A. Fiorentino                              Accounting Officer)


/s/ JOHN R. EGAN*                               Director                                               July 22, 2002
------------------------------------
John R. Egan


/s/ JOSEPH G. HADZIMA, JR.*                     Director                                               July 22, 2002
------------------------------------
Joseph G. Hadzima, Jr.


/s/ VINCENT J. MULLARKEY*                       Director                                               July 22, 2002
------------------------------------
Vincent J. Mullarkey


/s/ KENNETH T. SCHICIANO*                       Director                                               July 22, 2002
------------------------------------
Kenneth T. Schiciano


* By: /s/ ANIL K. SINGHAL                                                                              July 22, 2002
     ---------------------------------
     Anil K. Singhal, Attorney-in-Fact


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